UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On October 11, 2013, Preferred Apartment Communities, Inc. (the "Company") entered into a dealer manager agreement (the "Dealer Manager Agreement") with International Assets Advisory, LLC (the "Dealer Manager") relating to a public offering by the Company (the "Offering") pursuant to the Registration Statement (as defined below) of up to a maximum of 900,000 shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share (the "Series A Redeemable Preferred Stock"), and warrants (the "Warrants"), to purchase a up to a maximum of 18,000,000 shares of the Company’s common stock, par value $0.01 per share ("Common Stock"). The Series A Redeemable Preferred Stock and the Warrants will be sold in units ("Units"), with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock, and (ii) one Warrant to purchase 20 shares of Common Stock in accordance with the Warrant Agreement (as defined below). Each Unit will be sold at a public offering price of $1,000 per Unit. The Company will pay the Dealer Manager selling commissions in an amount up to 7.0% of the price of each Unit, subject to limited exceptions described in the Prospectus (as defined below) and a dealer manager fee in an amount up to 3.0% of the price of each Unit. The Dealer Manager is not required to sell any specific number or dollar amount of the Units, but will use its reasonable best efforts to sell all the Units offered. Reasonable best efforts means the Dealer Manager is only required to use its good faith efforts and reasonable diligence to sell the Units and has no firm commitment or obligation to purchase any specific number or dollar amount of the Units.

The Offering is being made pursuant to a final prospectus, dated October 11, 2013 (the "Prospectus"), which forms a part of the Company’s registration statement on Form S-3 (File No. 333-183355) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission ("SEC") on October 11, 2013. The Offering is a follow-on offering to the Company’s offering of up to 150,000 Units pursuant to a registration statement on Form S-11 (File No. 333-176604), which was declared effective by the SEC on November 18, 2011 (the "Primary Series A Offering"). The Primary Series A Offering will terminate on the earlier of December 31, 2013 and the date the Company sells an aggregate of 150,000 Units under the Primary Series A Offering. The Dealer Manager also is the dealer manager for the Primary Series A Offering and receives selling commissions and a dealer manager fee therefor in the same amounts as described above.

The Dealer Manager Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Dealer Manager, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Escrow Agreement

On October 11, 2013, the Company entered into an escrow agreement (the "Escrow Agreement") with the Dealer Manager and UMB Bank, National Association (the "Escrow

Agent"), pursuant to which the Company will deposit subscription payments from the Offering made through Direct Registration System settlement (as described in the Prospectus) in an escrow account (the "Escrow Account") held by the Escrow Agent, in trust for the subscriber’s benefit, pending release to the Company pursuant to the Escrow Agreement. The Escrow Agent is also the escrow agent for the Primary Series A Offering.

The Escrow Agreement contains customary representations, warranties and agreements by the Company and the Dealer Manager, and customary conditions to the release of proceeds from the Escrow Account, indemnification obligations of the Company and the Dealer Manager, other obligations of the parties and termination provisions.

Second Amended and Resated Warrant Agreement

On October 11, 2013, the Company entered into a second amended and restated warrant agreement (the "Warrant Agreement") with Computershare Trust Company, N.A. ("Warrant Agent"), as agent for the Company in respect of the Warrants, which governs the Warrants to be issued in the Offering. The Warrants will be issued either in certificated form or by "book-entry" form, in either case to the Depository Trust Company ("DTC"), and evidenced by one or more global warrants, a form of which is attached as an exhibit to the Warrant Agreement. Those investors who will own beneficial interests in a global warrant will do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. The Warrants may be exercised by notifying a broker who is a DTC participant prior to the expiration of such Warrants and providing payment of the exercise price for the shares of the Common Stock for which such Warrants are being exercised. The Warrant Agent is also the warrant agent for the Primary Series A Offering.

Holders of Warrants may exercise the Warrants at any time beginning one year from the date of issuance up to 5:00 p.m., New York City time, on the date that is four years after the date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of Common Stock (subject to adjustment, as discussed below). The holder of Warrants does not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 9.8% in value of the shares of the Company’s capital stock outstanding, or 9.8% (in value or number of shares, whichever is more restrictive) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

If, at the time of exercise of any Warrant, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrant is not effective or the prospectus contained in the registration statement is not available for the issuance of the shares of Common Stock issuable upon exercise of the Warrant, the holder may only exercise its Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of

Common Stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.

The exercise price of the Common Stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our Common Stock on the date of issuance of such Warrant, subject to a minimum exercise price of $9.00 per share. The current market price will be determined using the volume weighted average price of the previous 20 days of trading. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

The Common Stock is listed on NYSE MKT ("NYSE MKT"). The Warrants are not listed on NYSE MKT or any other securities exchange or trading system, nor does the Company plan on making an application to list the Warrants on NYSE MKT or any other securities exchange or trading system.

Except by virtue of such holder’s ownership of shares of Common Stock, the holders of the Warrants will not have the rights or privileges of holders of Common Stock, including any voting rights, until they exercise their Warrants.

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Common Stock to be issued to the nearest whole number.

The Warrant Agreement contains customary representations, warranties, and agreements by the Company, customary conditions, other obligations of the parties and indemnification obligations of the Company.

A summary of the material terms of each of the Dealer Manager Agreement, the Escrow Agreement and the Warrant Agreement has been included to provide investors and security holders with information regarding their respective terms. Neither such summaries nor the agreements themselves are intended to provide any other factual information about the Company. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

A copy of each of the Dealer Manager Agreement, the Warrant Agreement and the Escrow Agreement is filed as Exhibit 1.1, 4.1, and 10.1 hereto, respectively, and is incorporated herein by reference.  The foregoing summary description of the material terms of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the Registration Statement and such documents, including the Dealer Manager Agreement, the Escrow Agreement and the Warrant Agreement.

Item 7.01    Regulation FD Disclosure.

On October 15, 2013, the Company issued a press release announcing that its $900 million follow-on offering was declared effective by the SEC on October 11, 2013. The full text of the press release is attached as Exhibit 99 to this current report on Form 8-K.

This information, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings. This current report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this item in this current report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

1.1	Dealer Manager Agreement, October 11, 2013, between Preferred Apartment Communities, Inc. and International Assets Advisory, LLC
4.1	Second Amended and Restated Warrant Agreement, dated October 11, 2013 between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A.
10.1	Escrow Agreement, October 11, 2013, by and among Preferred Apartment Communities, Inc., International Assets Advisory, LLC and UMB Bank, National Association
99	Press Release issued October 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: October 15, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

1.1	Dealer Manager Agreement, October 11, 2013, between Preferred Apartment Communities, Inc. and International Assets Advisory, LLC
4.1	Second Amended and Restated Warrant Agreement, dated October 11, 2013 between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A.
10.1	Escrow Agreement, October 11, 2013, by and among Preferred Apartment Communities, Inc., International Assets Advisory, LLC and UMB Bank, National Association
99	Press Release issued October 15, 2013